As filed with the Securities and Exchange Commission on April 30, 2008
Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Westmoreland Coal Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-1128670 (I.R.S. Employer Identification No.)

2nd Floor, 2 North Cascade Avenue Colorado Springs, Colorado (Address of Principal Executive Offices)	80903 (Zip Code)
Westmoreland Coal Company
2007 Equity Incentive Plan
for Employees and Non-Employee Directors
(Full Title of the Plan)
Morris W. Kegley
General Counsel and Assistant Secretary
2nd Floor, 2 North Cascade Avenue
Colorado Springs, Colorado 80903
(Name and Address of Agent For Service)

(719) 442-2600
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $2.50 par value per share (2)	700,000 shares	$16.085 (3)	$11,259,500 (3)	$442.50

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Each share of the Registrant’s Common Stock offered hereby will be accompanied by one Preferred Stock Purchase Right.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the American Stock Exchange on April 24, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
      Item 1. Plan Information.
     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
      Item 2. Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
      Item 3. Incorporation of Documents by Reference.
     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
     The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.
     All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.
     The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
      Item 4. Description of Securities.
     Not applicable.
      Item 5. Interests of Named Experts and Counsel.
     Morris W. Kegley, Esq., the Registrant’s General Counsel, has opined as to the legality of the securities being offered by this registration statement. As of March 31, 2008, Mr. Kegley owned 467 shares of the Registrant’s Common Stock.
      Item 6. Indemnification of Directors and Officers.
     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct, or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Restated Certificate of Incorporation limits the liability of directors to the extent permitted by Delaware law.
     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Section 145 also permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such liability.
     The Registrant’s bylaws obligate it to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, either civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or supervisor or manager of the Registrant or a constituent corporation absorbed in a consolidation or merger, or while a director, officer, or supervisor or manager of the Registrant is or was serving at the request of the Registrant or a constituent corporation absorbed in a consolidation or merger, as a director, officer, or supervisor or manager of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending, or completed action by or in the right of the corporation to the extent that such person is not otherwise indemnified and to the extent such indemnification is not prohibited by applicable law. The Registrant’s bylaws also obligate the Registrant to pay any such person’s expenses in advance of the final disposition of any such proceeding, if such person undertakes to repay any amount so advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.
     Under the Registrant’s bylaws, its obligation to indemnify, including the duty to advance expenses, is a contract between the Registrant and each person entitled to indemnification, and no modification of the Registrant’s bylaws may affect, to the detriment of any such person, the Registrant’s obligations in connection with a claim based on any act or failure to act occurring before such modification.
     The Registrant’s bylaws also permit the Registrant to purchase and maintain insurance, and the Registrant has purchased insurance on behalf of its directors and officers.
     Under the Registrant’s bylaws, the rights to indemnification and advance of expenses are not exclusive of any other right to which an indemnified person may be entitled, and all such rights shall inure to the benefit of the indemnified person and his or her heirs, executors, and administrators.
      Item 7. Exemption from Registration Claimed.
     Not applicable.
      Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.
     The Registrant hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.
      Item 9. Undertakings.
1.	Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado, on this 24th day of April, 2008.

WESTMORELAND COAL COMPANY
By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Westmoreland Coal Company, hereby severally constitute and appoint Kevin A. Paprzycki and Morris W. Kegley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Westmoreland Coal Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith E. Alessi	President and Chief Executive Officer	April 24, 2008

Keith E. Alessi

/s/ Kevin A. Paprzycki	Chief Financial Officer and Principal Accounting Officer	April 24, 2008

Kevin A. Paprzycki

/s/ Thomas J. Coffey	Director	April 24, 2008

Thomas J. Coffey

/s/ Robert E. Killen	Director	April 21, 2008

Robert E. Killen

/s/ Richard M. Klingaman	Director	April 24, 2008

Richard M. Klingaman

/s/ William M. Stern	Director	April 24, 2008

William M. Stern

INDEX TO EXHIBITS

Number	Description

3.1(1)	Restated Certificate of Incorporation of the Registrant

3.2(2)	Certificate of Correction to the Restated Certificate of Incorporation of the Registrant

3.3(3)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant

3.4(4)	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant

3.4(5)	By-Laws of the Registrant

4.1(6)	Specimen Certificate representing the Common Stock of the Registrant

4.2(7)	Amended and Restated Rights Agreement, dated as of February 7, 2003, between the Registrant and EquiServe Trust Company, N.A.

4.3(8)	First Amendment to Amended and Restated Rights Agreement dated as of May 2, 2007 between Westmoreland Coal Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.)

4.4(9)	Second Amendment to Amended and Restated Rights Agreement dated as of March 4, 2008 between Westmoreland Coal Company and Computershare Trust Company, N.A.

5.1	Opinion of Morris W. Kegley, counsel to the Registrant

23.1	Consent of Morris W. Kegley (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

23.3	Consent of KPMG LLP

23.4	Consent of Deloitte & Touche LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-1 filed July 28, 2004 (Registration No. 333-117709) and incorporated herein by reference.

(2)	Previously filed as Exhibit to the Registrant’s Current Report on Form 8-K filed October 21, 2004 (File No. 001-11155) and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 7, 2007 (File No. 001-11155) and incorporated herein by reference.

(4)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed September 7, 2007 (File No. 001-11155) and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K dated April 11, 2008 (File No. 001-11155) and incorporated herein by reference.

(6)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-2 filed December 4, 1985 (Registration No. 33-1950) and incorporated herein by reference.

(7)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K filed February 7, 2003 (File No. 001-11155) and incorporated herein by reference.

(8)	Previously filed with the Securities and Exchange Commission as an Exhibit to Amendment No. 2 to Form 8-A filed May 4, 2007 (SEC File No. 001-11155) and incorporated herein by reference.

(9)	Previously filed with the Securities and Exchange Commission as an Exhibit to Amendment No. 3 to Form 8-A filed March 6, 2008 (SEC File No. 001-11155) and incorporated herein by reference.